CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II

Methods of Allocation

Method of Allocating Cost among companies receiving service under this and similar service contracts with Consolidated Natural Gas Service Company, Inc.

1. The costs of rendering service by the Service Corporation will include all costs of doing business including interest on debt but excluding a return for the use of equity capital for which no charge will be made to System companies.

2. (a) The Service Corporation will maintain a separate record of the expenses of each department. The expenses of each department will include:

(i) those expenses that are directly attributable to such department, and

(ii) an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department.

(b) Expenses of the department will include salaries and wages of employees, rent and utilities, materials and supplies, depreciation, and all other expenses attributable to the department excluding, however, employee welfare expenses. The expenses of a department will not include:

(i) those incremental out-of-pocket expenses that are incurred for the direct benefit and convenience of an individual company or group of companies;

(ii) Service Corporation overhead expenses, including expenses of the corporate secretary's department that are attributable to maintaining the corporate existence of the Service
Corporation, franchise and other general taxes, employee welfare expenses, and all other incidental overhead expenses including those auditing fees, internal auditing department expenses and accounting department expenses attributable to the Service Corporation.

(c) The Service Corporation will establish annual budgets for controlling the expenses of each department and for determining estimated costs to be included in interim monthly billing.

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CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II
                                                 (Continued)

Methods of Allocation

3.  (a) Employees in each department will be divided into two classes:

 (i) Those employees rendering service to System companies, and

(ii) Those office and general service employees, such as secretaries, stenographers, telephone operators and file clerks, who generally assist employees in Class A or render other housekeeping services and who are not engaged directly in rendering service to each Company or a group of companies.

(b) Expenses set forth in Section 2 above (which exclude sickness and disability benefits, paid absences, and other welfare expenses) will be separated to show:

(i) salaries and wages of Class A employees, and
(ii) all other expenses of the department.

(c) There will be attributed to each dollar of a Class A employee's salary or wage, that percentage of all other expenses of his department (as defined in (b) above), that his salary or wage is to the total Class A salaries and wages of that department.

(d) Class A employees in each department will maintain a record of the time they are employed in rendering service to each company or group of companies. An hourly rate will be determined by dividing the total expense attributable to a Class A employee as determined under subsection (c) above by the productive hours reported by such employee.

4. The charge to the Company for a particular service will be determined by multiplying the hours reported by Class A employees in rendering such service to each Company by the hourly rates applicable to such employees. When such employees render service to a group of companies, the charge to each Company will be determined by multiplying the hours attributable to the Company under the allocation formulas set forth in
Section 9 of this Exhibit by the hourly rates applicable to such employees.

5. To the extent appropriate and practical, the foregoing computations of hourly rates and charges may be determined for groups of employees within reasonable salary range limits.

6. Those expenses of the Service Corporation that are not included in the annual expense of a department under Section 2 above will be charged to System companies receiving service as follows:



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CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II
                                                 (Continued)

Methods of Allocation

(a) Incremental out-of-pocket costs incurred for the direct benefit and convenience of a company or group of companies will be charged directly to such company or group of companies. Such costs incurred for a group of companies will be allocated on the basis of an appropriate formula.

(b) Service Corporation overhead expenses referred to in Section 2 above will be charged to the Company in the proportion that the charges made to the Company for costs, other than those set forth in this Section 6, are to the total of such charges to all companies receiving service.

7. Notwithstanding the foregoing basis of determining cost allocations for billing purposes, cost allocations for certain services involving machine operations and production units will be determined on an appropriate basis established by the Service Corporation relating to the direct use of machine equipment or production units.

8. Monthly bills will be issued for the services rendered to the Company on an estimated basis. Such estimate will normally be predicated on service department budgets and estimated productive hours of employees for the year. At the end of each year, estimated figures will be revised to reflect actual experience during such year and adjustments will be made in amounts billed to give effect to such revision.

9. When Class A employees render services to a group of companies, the following formulas shall be used to allocate the time of such employees to the individual companies receiving such service:

(a) Department formulas to be used when employees render services to all companies participating in such service, for the services indicated:

Service Department
or Function                         Basis of Allocation

Employee Benefits         The number of employee and annuitant accounts
as of the preceding December 31st.

Human Resources           The number of employees as of the preceding
December 31st.

Corporate Planning:
 - Capital Budgets        Total investment in utility plant (as defined
by FERC and State Commissions) booked at
                             preceding December 31st.

- Operating &            Total operating expenses, excluding purchase gas
   Maintenance Budgets   expense, other purchased products and royalties,
for the preceding year ended December 31st.


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CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II
                                                 (Continued)

Methods of Allocation

Service Department
or Function                      Basis of Allocation


Business and Operations   Throughput gas volumes for CNG Affiliates for
Services                  the preceding year ended December 31st.

Risk Management           Insurance premiums for the preceding year
ended December 31st.

Rates                     Total regulated company operating expenses,
excluding purchase gas expense, other purchased products and royalties, for the preceding year ended December 31st.

Research                  Gross revenues from the sale of natural gas,
including intercompany sales, booked during the preceding year ended December 31st.


Tax                       The sum of the total income and total
deductions as reported for Federal Income Tax purposes on the last return filed.

   Corporate Secretary/      The weighted average the previous three
   Investor Relations        years of total service company billings for the
prior years ended December 31st.

System Services Group:

Information Technology:
LDC Computer Applications Number of residential and commercial customers at the end of the preceding year ended December 31st.

Other Computer             Number of users or usage of specific computer
 Applications              system at the end of the preceding year ended
December 31st.

Network Computer           Number of network devises at the end of the
 Applications              preceding year ended December 31st.

Telecommunication          Number of telecommunication units at the end
 Applications              of the preceding year ended December 31st.


Facility Services:           Square footage of office space as of the
Building Services          preceding year ended December 31st.



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CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II
                                                 (Continued)

Methods of Allocation

Service Department
or Function                      Basis of Allocation

Processing Services:
Payroll                    Number of employees at December 31st.

Cash Management &          Number of customer payments processed during
Customer Payment           the preceding year ended December 31st.
Processing

Accounts Payable           Number of accounts payable documents processed
during the preceding year ended December 31st.

Fleet Administration       Number of vehicles at December 31st.


Purchasing                   Dollar value of national contract purchases for
the preceding year ended December 31st.


Regulated Business Support Group:

Engineering Services:
General Services           Pipeline footage as of the preceding year
ended December 31st.

Transportation and         Total investment in storage and transmission
Storage Services           plant as of the preceding year ended
December 31st

Gas Supply:                  Gas volumes purchased for each affiliate for the
preceding year ended December 31st.

LDC Marketing:
Shared Projects            Annual marketing plan budget for the current
year of allocation.

Other Indirect Costs       Total marketing direct and shared project costs
billed to each affiliate for the preceding year ended December 31st.

Materials Management         Material inventory assets as of the preceding
ended December 31st.

System Accounting:
Financial Accounting and   Number of journal entries processed, reports
Reporting                  generated and account code combinations for the
preceding year ended December 31st.

Regulated Fixed Assets     Regulated companies fixed assets added, retired
or transferred during the preceding year ended
December 31st.

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CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II
                                                 (Continued)

Methods of Allocation

(b) Formulas to be used in the absence of a department formula or when service rendered by employees is for a different group of companies than those companies regularly participating in such service:

Company Group                     Basis of Allocation

All companies (includes   Total operating expenses, excluding purchased
 all System Companies     gas expense, other purchased products and
 except Service           royalties, for the preceding year ended
 Company)                 December 31st.

All operating companies   Operating revenue deductions booked during
the preceding year ended December 31st.

All retail companies      Volume of gas sold at retail during the
preceding year ended December 31st.


All wholesale companies   Gross revenues from sales for resale booked
during the preceding year ended December 31st.

All companies pur-        Volume of gas purchased from non-affiliated
chasing gas from non-    pipeline companies during the preceding year
affiliated companies     ended December 31st.

All companies purchasing  Volume of gas purchased from individual
gas from an individual   pipeline company during the preceding year
    non-affiliated pipeline  ended December 31st.
    company

All companies having      Gross investment in transmission plant
transmission lines       booked at preceding December 31st.

All production companies Production plant budget for the current year of allocation.

Appalachian production    Gross investment in Appalachian production
companies                plant booked at preceding December 31st.

All storage companies     Gross investment in storage plant, excluding
non-current inventory, booked at preceding
December 31st.

All Companies/            The weighted average of the previous three
  Shareholder Activities  years of total Service Company billings.

(c) If the use of a basis of allocation would result in an inequity because of a change in operations or organization then the Service Corporation may adjust the basis to effect an equitable distribution.
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